UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2021

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street
Bethlehem, Pennsylvania	18015-1360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value per share	OSUR	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Retirement

Mr. Jack E. Jerrett, who currently serves as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary for OraSure Technologies, Inc. (the “Company”), will be retiring from the Company effective December 31, 2021 (the “Retirement Date”). Mr. Jerrett will be succeeded by Ms. Agnieszka M. Gallagher who will join the Company on November 29, 2021 after most recently serving as Chief Ethics and Compliance Officer at Alhylam Pharmaceuticals.

In connection with the foregoing, the Company has entered into a Retirement Agreement, dated as of November 9, 2021 (the “Retirement Agreement”), with Mr. Jerrett, which sets forth the following terms for his retirement and continued employment from November 9, 2021 through the Retirement Date (the “Transition Period”):

(i)
Mr. Jerrett will receive severance equal to 12 months salary following his retirement, as provided in his employment agreement with the Company;
(ii)
(ii) the unvested portions of stock options and time-vested restricted stock (“RS”) awards granted to Mr. Jerrett prior to the date of the Retirement Agreement will vest in full as of the Retirement Date;
(iii)
(iii) the unvested portions of performance-vested restricted units (PRUs”) granted to Mr. Jerrett prior to the date of the Retirement Agreement will vest in full three years after the grant date, subject to the satisfaction of performance measures applicable to such PRUs, in accordance with the original terms of the relevant award agreement, but without the requirement that Mr. Jerrett continue to be employed by the Company after the Retirement Date;
(iv)
Mr. Jerrett will receive a bonus payment under the Company’s 2021 Incentive Plan equal to 40% of his base salary, subject to adjustment to reflect the actual bonus pool funding approved by the Company’s Board of Directors (the “Board”), for performance during 2021;
(v)
Mr. Jerrett will receive his normal annual equity award in 2022 for his performance during 2021 pursuant to the Company’s Long-Term Incentive Policy, with a grant date value at least equal to 125% of Mr. Mr. Jerrett’s base salary, with the RS portion of the award vesting on the grant date and the PRU portion vesting three years after the grant date, subject to the satisfaction of performance measures determined by the Board, but without the requirement that Mr. Jerrett continue to be employed by the Company after the Retirement Date; and
(vi)
during the Transition Period, Mr. Jerrett will assist the Company in transitioning his duties as Senior Vice President, General Counsel, Chief Compliance Officer and Secretary to Ms. Gallagher.

The foregoing description is qualified in its entirety by reference to the specific terms of the Retirement Agreement, a copy of which is attached as Exhibit 10.1 to this Report and incorporated by reference herein.

A copy of a press release announcing the retirement of Mr. Jerrett and Ms. Gallagher’s appointment is attached as Exhibit 99.1 to this Report and is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Retirement Agreement, dated as of November 9, 2021, between OraSure Technologies, Inc. and Jack E. Jerrett.
99.1

Press Release of OraSure Technologies, Inc., dated November 9, 2021, announcing the retirement of Jack E. Jerrett and the appointment of Agniezska M. Gallagher as General Counsel, Chief Compliance Officer and Secretary.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: November 9, 2021	By:	/s/ Scott Gleason
Scott Gleason
Interim Chief Financial Officer and Senior Vice President, Investor Relations and Corporate Communications